Exhibit 11

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                      Nine Month Period Ended,              Quarter Ended
                          September 30,                     September 30,
                        1997         1996                1997            1996
-------------------------------------------------------------------------------
Earnings Per share:
  Primary               $1.50        $1.16               $0.57        $0.32
  Fully diluted         $1.50        $1.16               $0.57        $0.32


Primary and fully diluted earnings per share are calculated using the following number of adjusted weighted average shares outstanding:

                       Nine Month Period Ended,            Quarter Ended
                           September 30,                   September 30,
                        1997         1996              1997            1996
-------------------------------------------------------------------------------
Earnings Per share:
  Primary               $6,022,732   $6,001,333        $6,045,563   $5,988,740
  Fully diluted         $6,053,684   $6,001,240        $6,059,813   $5,994,730

The weighted average number of shares outstanding is adjusted to recognize the dilutive effect, if any, of outstanding employee stock options on both a primary and fully diluted basis.

The calculations of earnings per share above are based on the weighted average number of shares outstanding, adjusted for the 5% stock dividend paid August 8, 1997, including all common stock and common stock equivalents in conformity with the instructions for Item 601 of Regulation S-K. The calculation of earnings per share for financial reporting purposes is based on the weighted average number of shares outstanding of 5,977,814 and 5,953,513 at September 30, 1997 and September 30, 1996, respectively, without giving effect to the common stock equivalents resulting from the assumed exercise of stock options, which do not dilute earnings per share by more than 3 percent, in conformity with generally accepted accounting principles.